UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A amends and restates the Form 8-K originally filed with the Securities and Exchange Commission on February 14, 2019, to include the Agreement (as defined below) as Exhibit 10.1 and to amend Item 1.01 to reflect that the Agreement is filed herewith.

Item 1.01	Entry Into a Material Definitive Agreement.

On February 8, 2019, Recro Pharma, Inc., through its wholly-owned subsidiary, Recro Gainesville LLC (collectively, the “Company”) entered into a new Manufacturing and Supply Agreement (the “Agreement”) with Novartis Pharma AG (“Novartis”), effective as of January 1, 2019, pursuant to which the Company will continue to be the exclusive global supplier to Novartis of Ritalin LA and Focalin XR capsules (together, the “Products”) through 2023.

The Company and Novartis were previously parties to two separate manufacturing and supply agreements, one for the exclusive supply of Ritalin LA capsules and one for the exclusive supply of Focalin XR capsules (the “Prior Agreements”), which were set to expire in late 2019 and mid-2020, respectively. The Agreement terminates and replaces the Prior Agreements. Under the terms of the Agreement, subject to exceptions for the Company’s failure to timely supply Novartis’ requirements and bankruptcy, the Company will produce and supply the Products exclusively for, and to, Novartis, and Novartis will exclusively purchase its requirements for the Products from the Company, until December 31, 2023. Pursuant to the terms of the Agreement, the Company has granted Novartis a worldwide, exclusive, royalty-free sublicensable license to the intellectual property owned and controlled by the Company relating to the Products.

The Agreement expires December 31, 2023 (the “Initial Term”) and will renew automatically thereafter for successive one-year periods unless terminated by either party at least twenty-four (24) months prior to the end of the Initial Term or any subsequent one-year term after the Initial Term. Novartis may terminate the Agreement immediately if (i) any governmental regulatory authority prevents Novartis from supplying the active pharmaceutical ingredients in the Products and/or exporting, purchasing or selling the Products in its bulk or packaged form; (ii) any Product or pharmaceutical product contained therein cannot be reasonably commercialized for medical, scientific or legal reasons; or (iii) the Company fails to comply certain with health, safety and environmental protection requirements. After the Initial Term, Novartis may terminate the Agreement upon 12 months’ written notice in the event of any sale or divestment of the Company of its business or assets relating to the Products. Either party may terminate the Agreement for material, uncured breaches or in the event of the other party’s bankruptcy.

The Agreement also contains customary representations, warranties, mutual indemnities, limitations of liability and confidentiality provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Manufacturing and Supply Agreement, dated as of February 8, 2019, by and between Recro Pharma, Inc. and Novartis Pharma AG.

*

Confidential treatment pursuant to Rule 24-b under the Securities Exchange Act of 1934, as amended, has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: March 6, 2019